Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: July 25, 2006 @ 1:30 P.M. PT

ACTEL ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $47.7 million for the second quarter of 2006, up 5 percent from the second quarter of 2005 and up 3 percent from the first quarter of 2006.

Non-GAAP net income, which excludes amortization of acquisition-related intangibles and stock-based compensation, was $4.2 million for the second quarter of 2006 compared with $2.8 million for the second quarter of 2005 and $2.6 million for the first quarter of 2006. Non-GAAP earnings were $0.16 per diluted share for the second quarter of 2006 compared with $0.11 for the second quarter of 2005 and $0.10 for the first quarter of 2006.

Including stock-based compensation and amortization charges in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $1.3 million, or $0.05 per diluted share, for the second quarter of 2006 compared with net income of $2.2 million, or $0.09 per diluted share, for the second quarter of 2005 and a loss of $0.2 million, or ($0.01) per basic share, for the first quarter of 2006.

Gross margin was 62.1 percent for the second quarter of 2006 compared with 59.1 percent for the second quarter of 2005 and 59.9 percent for the first quarter of 2006.

Business Outlook – Third Quarter 2006

The company believes that third quarter revenues will be flat sequentially, plus or minus two percent. Gross margin is expected to be about 62 percent. Operating expenses are anticipated to come in at approximately $28.9 million, which includes an estimated $2.3 million of stock-based compensation expense. Other income is expected to be about $1.8 million. The tax provision for the quarter is expected to be approximately $1.7 million. Outstanding fully diluted share count is expected to be about 27.3 million shares.

A conference call to discuss second quarter results will be held Tuesday, July 25, 2006, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update in early September.

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Actel Corporation is the leader in single-chip FPGA solutions. The company trades on the NASDAQ National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

The statements in the paragraph under the heading “Business Outlook – Third Quarter 2006” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form  10-Q or 10-K, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	Apr. 2, 2006	July 2, 2006	July 3, 2005
Net revenues	$47,701	$45,327	$46,268	$93,969	$89,311

Costs and expenses:
Cost of revenues	18,098	18,560	18,550	36,648	36,476
Research and development	14,417	11,759	13,779	28,196	23,617
Selling, general, and administrative	14,208	12,667	14,805	29,013	25,504
Amortization of acquisition-related intangibles	7	552	8	15	1,110
Total costs and expenses	46,730	43,538	47,142	93,872	86,707
Income (loss) from operations	971	1,789	(874)1,363	97	2,604
Interest income and other, net	1,641	926	1,363	3,004	1,706
Income before tax provision	2,612	2,715	489	3,101	4,310
Tax provision	1,320	508	641	1,961	666
Net income (loss)	$1,292	$2,207	$(152)	$1,140	$3,644

Net income (loss) per share:
Basic	$0.05	$0.09	$(0.01)	$0.04	$0.14
Diluted	$0.05	$0.09	$(0.01)	$0.04	$0.14

Shares used in computing net income (loss) per share:
Basic	25,874	25,183	25,753	25,814	25,147
Diluted	27,087	25,400	25,753	26,977	25,526

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	Apr. 2, 2006	July 2, 2006	July 3, 2005
Cost and expenses:
Non-GAAP cost of revenues	$18,098	$18,560	$18,550	$36,648	$36,476
Adjustments	—	—	—	—	—
GAAP cost of revenues	$18,098	$18,560	$18,550	$36,648	$36,476
Non-GAAP research and development	$12,868	$11,759	$12,307	$25,175	$23,617
Adjustments related to stock based compensation	1,549	—	1,472	3,021	—
GAAP research and development	$14,417	$11,759	$13,779	$28,196	$23,617
Non-GAAP selling, general and administrative	$12,820	$12,667	$13,485	$26,305	$25,504
Adjustments related to stock based compensation	1,388	—	1,320	2,708	—
GAAP selling, general and administrative	$14,208	$12,667	$14,805	$29,013	$25,504

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	Apr. 2, 2006	July 2, 2006	July 3, 2005
Cost and expenses:
Non-GAAP amortization of acquisition-related intangibles	$—	$—	$—	$—	$—
Adjustments related to amortization of acquisition-related intangibles	7	552	8	15	1,110
GAAP amortization of acquisition-related intangibles	$7	$552	$8	$15	$1,110
Income (loss) from operations:
Non-GAAP income from operations	$3,915	$2,341	$1,926	$5,841	$3,714
Adjustments related to stock based compensation and amortization of acquisition-related intangibles	(2,944)	(552)	(2,800)	(5,744)	1,110
GAAP income (loss) from operations	$971	$1,789	$(874)	$97	$2,604
Income before tax provision:
Non-GAAP income before tax provision	$5,556	$3,267	$3,289	$8,845	$5,420
Adjustments related to stock based compensation and amortization of acquisition-related intangibles	(2,944)	(552)	(2,800)	(5,744)	1,110
GAAP income before tax provision	$2,612	$2,715	$489	$3,101	$4,310

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 2, 2006	July 3, 2005	Apr. 2, 2006	July 2, 2006	July 3, 2005
Net income (loss):
Non-GAAP net income	$4,236	$2,759	$2,648	$6,884	$4,754
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	(2,944)	(552)	(2,800)	(5,744)	1,110
GAAP net income (loss)	$1,292	$2,207	$(152)	$1,140	$3,644
Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.16	$0.11	$0.10	$0.27	$0.19
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	$(0.11)	(0.02)	$(0.09)	$(0.23)	$(0.05)
GAAP net income (loss) per share	$0.05	$0.09	$(0.01)	$0.04	$0.14
Diluted:
Non-GAAP net income per share	$0.16	$0.11	$0.10	$0.26	$0.19
Adjustments related to stock based compensation and amortization of acquisition-related intangibles.	$(0.11)	$(0.02)	$(0.09)	$(0.22)	$(0.05)
GAAP net income (loss) per share	$0.05	$0.09	$(0.01)	$0.04	$0.14

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 2, 2006	Jan. 1, 2006
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$40,441	$24,033
Short-term investments	107,418	117,577
Accounts receivable, net	23,251	26,836
Inventories, net	36,466	37,372
Deferred income taxes	21,489	21,489
Prepaid expenses and other current assets	6,437	7,005
Total current assets	235,502	234,312
Property and equipment, net	23,616	23,859
Long-term investments, net	38,261	26,706
Goodwill, net	32,142	32,142
Deferred tax asset	10,283	9,979
Other assets, net	16,781	13,391
	$356,585	$340,389
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,063	$14,503
Accrued salaries and employee benefits	6,714	4,994
Other accrued liabilities	14,692	10,196
Deferred income on shipments to distributors	30,351	29,238
Total current liabilities	65,820	58,931
Deferred compensation plan liability	4,085	3,667
Deferred rent liability	1,307	1,242
Long term royalty, net	2,730	3,828
Other long-term liabilities	25	¯
Total liabilities	73,967	67,668
Shareholders’ equity	282,618	272,721
	$356,585	$340,389